Exhibit 10.16

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 9, 2016, by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and BIONANO GENOMICS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 8, 2016, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

“Amortization Date” is April 8, 2017; provided, however, if Borrower achieves either (i) the Irys Milestone or (ii) the New Equity Milestone, then the Amortization Date shall be extended to October 8, 2017; provided further, however, that if Borrower achieves both (i) the Irys Milestone and (ii) the New Equity Milestone, then the Amortization Date shall be further extended to April 8, 2018.

“First Amendment Effective Date” means December 9, 2016.

“New Equity Milestone” means Borrower’s receipt, on or after December 1, 2016 and on or before the date immediately preceding the date that would otherwise be the Amortization Date, of at least Fifteen Million Dollars ($15,000,000) of gross cash proceeds (provided that Borrower shall only incur a reasonable amount of transaction expenses in connection therewith) from the sale or issuance of its equity securities or Subordinated Debt to investors and on terms and conditions reasonably acceptable to Bank.”

“Warrant” means that certain Warrant to Purchase Stock issued by Borrower to Bank on the Closing Date and that certain Warrant to Purchase Stock issued by Borrower to Bank on the First Amendment Effective Date, as the same may be amended from time to time.

2. Section 2.2(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(b) Repayment. Borrower shall make monthly payments of interest only, in arrears, commencing on the first (1st) Payment Date following the Funding Date of the Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of the Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of the Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make equal monthly payments of principal, together with applicable interest, in arrears, to Bank, as calculated by Bank (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of the Term Loan, (2) the effective rate of interest, as determined in Section 2.4(a), and (3) a repayment schedule equal to (i) if the Amortization Date is April 8, 2017, thirty-six (36) months, (ii) if the Amortization Date is October 8, 2017, thirty (30) months and (iii) if the Amortization Date is April 8, 2018, twenty-four (24) months. All unpaid principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Term Loan Maturity Date. The Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

1

3. Section 6.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.8 Funding Milestone. On or after December 1, 2016 and on or before April 30, 2017, Borrower shall have received at least Five Million Dollars ($5,000,000) of gross cash proceeds (provided that Borrower shall only incur a reasonable amount of transaction expenses in connection therewith) from the sale or issuance of its equity securities or Subordinated Debt to investors and on terms and conditions reasonably acceptable to Bank.”

4. Section 6.9 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.9 Performance to Plan; Minimum Cash. Borrower’s actual trailing six-month revenues, as of any date of determination, shall be no less than seventy-five percent (75%) of Borrower’s projected revenues (the “Revenue Covenant”), as set forth in the table attached as Exhibit C hereto and updated in accordance with Borrower’s annual financial projections delivered to Bank pursuant to Section 6.3(e) hereof; provided that Borrower shall not be required to comply with the Revenue Covenant as long as Borrower at all times maintains a ratio of (i) minimum unrestricted cash in accounts with Bank to (ii) Indebtedness to Bank, of at least 0.75 to 1.00.”

5. Exhibit D to the Agreement hereby is replaced with Exhibit D attached hereto.

6. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

7. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

8. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

9. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) a Warrant to Purchase Stock, duly executed by Borrower;

(d) an amendment fee in the amount of Fifteen Thousand Dollars ($15,000), which may be debited from any of Borrower’s accounts;

(e) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BIONANOGENOMICS, INC.

By:	/s/ R. Erik Holmlin
Title:	CEO

WESTERN ALLIANCE BANK, an Arizona Corporation

By:
Title:

[Signature Page to First Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BIONANOGENOMICS, INC.

By:
Title:

WESTERN ALLIANCE BANK, an Arizona Corporation

By:	/s/ Lindsay Schwallie
Title:	VP, Portfolio Management

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT C

[see attached]

	Financial Performance for 2017
	January	February	March	April	May	June	July	August	September	October	November	December	Full Year
Revenue:
Instrument	$395,000	$691,250	$987,500	$691,250	$691,250	$1,234,375	$691,250	$691,250	$1,481,250	$641,875	$395,000	$1,283,750	$9,875,000
Cartridge	$76,320	$133,560	$190,800	$133,560	$133,560	$238,500	$133,560	$133,560	$286,200	$124,020	$76,320	$248,040	$1,908,000
Kit	$38,160	$66,780	$95,400	$66,780	$66,780	$119,250	$66,780	$66,780	$100,966	$62,010	$38,160	$62,010	$849,856
Other	$35,000	$38,000	$41,000	$45,000	$55,000	$58,000	$65,000	$69,000	$75,000	$75,000	$75,000	$44,000	$675,000
Service	$29,167	$29,167	$29,167	$29,167	$29,167	$29,167	$29,167	$29,167	$29,167	$29,167	$29,167	$29,167	$350,000
Grant													$0
Total Revenue	$573,647	$958,757	$1,343,867	$965,757	$975,757	$1,679,292	$985,757	$989,757	$1,972,582	$932,072	$613,647	$1,666,967	$13,657,856

COGS:
Total COGS	$224,940	$367,896	$585,852	$367,896	$367,896	$704,982	$367,896	$367,896	$832,258	$344,070	$224,940	$754,004	$5,510,521

Gross Margin	$348,707	$590,861	$758,015	$597,861	$607,861	$974,310	$617,861	$621,861	$1,140,324	$588,002	$388,707	$912,963	$8,147,334
GM%	60.8%	61.6%	56.4%	61.9%	62.3%	58.0%	62.7%	62.8%	57.8%	63.1%	63.3%	54.8%	59.7%

Operating Expenses:
Operations	$51,667	$51,667	$51,667	$51,667	$51,667	$51,667	$51,667	$51,667	$51,667	$51,667	$51,667	$51,667	$620,000
General & Administrative	$508,333	$508,333	$508,333	$508,333	$508,333	$508,333	$508,333	$508,333	$508,333	$508,333	$508,333	$508,333	$6,100,000
Sales & Marketing	$551,750	$551,750	$551,750	$551,750	$551,750	$551,750	$551,750	$551,750	$551,750	$551,750	$551,750	$551,750	$6,621,000
Research	$205,691	$205,691	$205,691	$205,691	$205,691	$205,691	$205,691	$205,691	$205,691	$205,691	$205,691	$205,691	$2,468,293
Development	$890,810	$890,810	$890,810	$890,810	$890,810	$890,810	$890,810	$890,810	$890,810	$890,810	$890,810	$890,810	$10,689,721
Total Operating Expenses	$2,208,251	$2,208,251	$2,208,251	$2,208,251	$2,208,251	$2,208,251	$2,208,251	$2,208,251	$2,208,251	$2,208,251	$2,208,251	$2,208,251	$26,499,014
% of Rev	384.9%	230.3%	164.3%	228.7%	226.3%	131.5%	224.0%	223.1%	111.9%	236.9%	359.9%	132.5%	194.0%
Total Operating Income	($1,859,544)	($1,617,390)	($1,450,236)	($1,610,390)	($1,600,390)	($1,233,941)	($1,590,390)	($1,586,390)	($1,067,927)	($1,620,249)	($1,819,544)	($1,295,288)	($18,351,680)

Other Expense/Income	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$504,000
Net Income	($1,901,544)	($1,659,390)	($1,492,236)	($1,652,390)	($1,642,390)	($1,275,941)	($1,632,390)	($1,628,390)	($1,109,927)	($1,662,249)	($1,861,544)	($1,337,288)	($18,855,680)

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, an Arizona corporation

FROM:	BIONANO GENOMICS, INC.

The undersigned authorized officer of BIONANO GENOMICS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof except as noted below; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Annual financial statements (CPA Audited)	FYE within 180 days		Yes	No

Monthly financial statements and Compliance Certificate	Prior to each Credit Extension, and monthly within 30 days		Yes	No

10K and 10Q	(as applicable)		Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 45 days after the beginning of each fiscal year		Yes	No

Deposit balances with Bank	$
Deposit balance outside Bank	$

Financial Covenant	Required	Actual	Complies
Term Sheet and Funding Milestone ($5MM)	Receipt of $5,000,000 of gross cash proceeds from the sale or issuance of its equity securities or Subordinated Debt	$ $ $	Yes Yes Yes	No No No

Minimum Cash with Bank	ratio of (i) minimum unrestricted cash in accounts with Bank to (ii) Indebtedness to Bank, of at least 0.75 to 1.00	;	Yes	No
Funding Milestone
Performance to Plan (monthly; T6M)	At least 75% of the projections (see Exhibit C)%		Yes	No

Comments Regarding Exceptions: See Attached. Sincerely,	BANK USE ONLY Received by: AUTHORIZED SIGNER Date:

SIGNATURE	Verified: AUTHORIZED SIGNER Date:
TITLE
DATE	Compliance Status Yes No

CORPORATE RESOLUTIONS TO BORROW

Borrower: BIONANO GENOMICS, INC.

I, the undersigned Secretary or Assistant Secretary of BIONANO GENOMICS, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions (the “Resolutions”) were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

R. Erik Holmlin	CEO	/s/ R. Erik Holmlin

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Western Alliance Bank, an Arizona corporation (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Loan Documents. To execute and deliver to Bank that certain Loan and Security Agreement dated as March 8, 2016 (the “Loan Agreement”) and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, including any amendments, all as amended or extended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of December     , 2016 (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Warrants. To issue Bank warrants to purchase the Corporation’s capital stock.

Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank’s issuance of letters of credit.

Corporate Credit Cards. To execute corporate credit card applications and agreements and other related documents pertaining to Bank’s provision of corporate credit cards.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on December     , 2016 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

/s/ Tom Coll